UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2020 (June 10, 2020)

MS Structured Asset Corp.

(Exact Name of Registrant as Specified in Charter)

                           Delaware                              333-101155, 001-33331                 13-4026700

(State or Other Jurisdiction of Incorporation) (Commission File Numbers) (IRS Employer Identification No.)

1585 Broadway, Second Floor
New York, New York                                                                                         10036

Attention: In-Young Chase

(Address of Principal Executive Offices)                                                (Zip Code)

Registrant’s telephone number, including area code: 212-761-2457

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 Other Events

Item 8.01	Other Events

On June 10, 2020, U.S. Bank National Association, as Trustee for the Trust, issued a notice to the Unitholders, Warrantholders, Depositor and Rating Agencies regarding the liquidation of the Underlying Securities and the redemption of the Units with the net proceeds of such liquidation. The final distribution to beneficial owners of Units will occur on or before June 17, 2020, and the trust will terminate following such distribution. A copy of the notice is attached as Exhibit 99.1 hereto.

Item 9.01 – Financial Statements and Exhibits

(d)       Exhibits.

No.	Description
99.1	Notice dated June 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 11, 2020

MS STRUCTURED ASSET CORP.

(Registrant)

By: /s/ In-Young Chase

Name: In-Young Chase

Title: Authorized Person